Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Holdings LLC

We hereby consent to the incorporation by reference in this registration statement on Form S-3 Amendment No 1 of our report dated April 10, 2023, with respect to our audits of the consolidated financial statements of 1847 Holdings LLC as of and for the years ended December 31, 2022 and 2021.

We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

April 28, 2023